EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-03910) on Form S-8 of our report dated August 5, 2016, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Schmitt Industries, Inc. for the year ended May 31, 2016.

/s/ Moss-Adams LLP

Portland, Oregon

August 5, 2016